UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010 (November 16, 2010)

MGT Capital Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-20-7605-1151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of MGT Capital Investments, Inc. and its consolidated subsidiaries (the “Company”) to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, gross profit, expenses, earnings or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the rate of market development and acceptance of medical imaging technology; the execution of restructuring plans; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in the Company’s Securities and Exchange Commission reports filed after this report.  The Company assumes no obligation and does not intend to update these forward-looking statements, unless required by law or regulation.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 16, 2010, MGT Capital Investments, Inc. (the “Company,” “MGT” or the “Registrant”) entered into a securities purchase agreement (the “Purchase Agreement”) with Laddcap Value Partners III, LLC (“Laddcap”).  Pursuant to the Purchase Agreement, Laddcap has agreed to purchase from the Company and the Company has agreed to sell to Laddcap (i) 6,500,000 shares of the Company’s common stock (the “Common Stock”) at a purchase price of $0.20 per share, for an aggregate purchase price of $1,300,000; and (ii) a five-year warrant (the “Warrant”) to purchase an additional 6,500,000 shares of the Company’s common stock at an exercise price of $0.20 per share, subject to adjustment in certain events.  The Common Stock to be purchased by LaddCap will, upon issuance, constitute approximately 16.7% of the Company’s issued and outstanding Common Stock (after giving effect to such issuance). The closing of the Purchase Agreement and the issuance of the Common Stock and Warrants is subject to regulatory approval.

The Warrant shall be issued on the Closing Date (as defined below) and is exercisable beginning six (6) months from the issue date and expiring five (5) years from the issue date; provided, however, that the Warrant may not be exercised for a number of shares of common stock which would result in the warrant holder owning, directly or indirectly, more than 19.99% of the shares of the Company’s common stock immediately following such exercise.  The Warrant contains cashless exercise provisions and standard anti-dilution protection.

Pursuant to the Purchase Agreement, the Company also agreed to enter into a registration rights agreement (the “Rights Agreement”) with Laddcap on the Closing Date (as defined below).  The terms of the Rights Agreement provide that on or after the earlier of: (i) the later of (A) the date on which the Company files its Annual Report on Form 10-K with respect to its 2010 fiscal year, (B) the date on which the Company’s planned registration statement for the Medicsight Plc shares of ordinary stock owned by the Company is declared effective by the SEC, and (C) the date on which all of the assets of MGT (UK) have been disposed of, and (ii) June 30, 2011, Laddcap can request that the Company file a registration statement with the SEC (the “Registration Statement”) to register the shares of Common Stock, the Warrant and the shares of common stock underlying the Warrant (collectively, the “Shares”).  All fees and expenses of the Registration Statement shall be borne by the Company.

Prior to the entry into of the Purchase Agreement, there was no material relationship between the Company and Laddcap and its affiliates.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On November 16, 2010, the Company entered into a Purchase Agreement with Laddcap for the private placement (the “Private Placement”) of (i) 6,500,000 shares of the Company’s common stock (the “Common Stock”) at a purchase price of $0.20 per share, for an aggregate purchase price of $1,300,000; and (ii) a five-year warrant (the “Warrant”) to purchase an additional 6,500,000 shares of Common Stock at an exercise price of $0.20 per share, subject to adjustment pursuant to certain events.  The Private Placement is expected to close on or about November 24, 2010 (the “Closing Date”), subject to customary closing conditions, but in no event later than December 31, 2010 (the “Drop-Dead Date”).  Notwithstanding the foregoing, the Company may terminate the Purchase Agreement prior to the Drop-Dead Date if the Company receives a bona fide, written offer for a transaction at least as favorable to the Company, and on terms more favorable to the Company, as the contemplated Private Placement. In addition, the closing of the Private Placement is subject to regulatory approval.

The Common Stock, the Warrants and the shares of common stock underlying the Warrants will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that there will be only one purchaser and that such purchaser has sophistication in financial matters and access to information concerning the Company.

A copy of the Press Release announcing the Private Placement is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

Exhibit
No.	Description

99.1	Press Release dated November 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: November 22, 2010